Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA PRICES $700 MILLION SENIOR NOTES OFFERING

Company Release – 03/11/2015

HUNT VALLEY, MD. – (BUSINESS WIRE) – March 11, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) announced today that it has priced a private offering of $700 million aggregate principal amount of 4.50% senior notes due 2027 at 98.546% of face value. The offering is expected to close on March 18, 2015, subject to customary closing conditions.

The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. persons outside of the United States under Regulation S under the Securities Act.

Omega intends to use the net proceeds of the offering for general corporate purposes, which may include the repayment of Aviv REIT, Inc. (NYSE:Aviv) indebtedness in connection with Omega’s previously announced acquisition of Aviv by merger, repayment of future maturities on Omega’s outstanding debt and/or future acquisitions.

In connection with the private offering of the notes, Omega will agree to file a registration statement with the Securities and Exchange Commission, or SEC, relating to an offer to exchange the notes for publicly tradeable notes having substantially identical terms in accordance with published interpretations of the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The notes to be issued in the offering have not been registered under the Securities Act, or any applicable state laws. Accordingly, the notes may not be offered or sold in the U.S. or to U.S. persons without registration or an applicable exemption under the Securities Act and applicable state securities laws.

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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of December 31, 2014, Omega’s portfolio of investments included 560 operating healthcare facilities located in 37 states and operated by 50 third-party operators.

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200 International Circle Suite 3500 Hunt Valley, MD 21030 Phone: 410-427-1700 Fax: 410-427-8800

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a real estate investment trust; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) Omega’s ability to complete the Aviv acquisition; and (xiii) other factors identified in Omega’s filings with the SEC. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed acquisition of Aviv, Omega filed a registration statement on Form S-4, as amended with the SEC. The registration statement on Form S-4, as amended, was declared effective by the SEC on February 25, 2015. Omega and Aviv mailed a joint proxy statement/prospectus to their respective stockholders on or about February 25, 2015. IN RESPECT TO ANY DECISION BY A SECURITY HOLDER IN RELATION TO THE JOINT PROXY STATEMENT/PROSPECTUS OR SHAREHOLDER VOTE, SUCH SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other documents filed by Omega and Aviv, at the SEC’s website (www.sec.gov). Those documents, as well as Omega’s other public filings with the SEC, may be obtained without charge at Omega’s website at www.omegahealthcare.com. In addition, copies of the definitive proxy statement/prospectus, as well as Aviv’s other public filings with the SEC, may be obtained without charge at Aviv’s website at www.avivreit.com.

Omega, Aviv, their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Omega’s directors and executive officers is available in its proxy statement for its 2014 annual meeting of stockholders, filed with the SEC by Omega on April 29, 2014, and information regarding Aviv’s directors and executive officers is available in its proxy statement for its 2014 annual meeting of stockholders, filed with the SEC by Aviv on April 15, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the registration statement and the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available). These documents can be obtained free of charge from the sources indicated above.

Omega Healthcare Investors

Bob Stephenson, CFO, 410-427-1700